Exhibit 99
MeadWestvaco Corporation	World Headquarters
One High Ridge Park
Stamford, CT 06905

MeadWestvaco News Release

Media contact:	Investor Relations contacts: contacts:
Robert G. Crockett Robert G. Crockett	Mark F. Pomerleau	Kathleen Weiss
tel 203 461 7583	tel 203 461 7616	tel 203 461 7543

FOR IMMEDIATE RELEASE

MeadWestvaco's Jerome F. Tatar Retires

John A. Luke, Jr. Assumes Role As Chairman

STAMFORD, Conn., December 30, 2002--Jerome F. Tatar, as announced on August 27, 2002, retired today as chairman of the board for MeadWestvaco Corporation (NYSE: MWV). John A. Luke, Jr., president and chief executive officer, now assumes the additional role of chairman.

Mr. Tatar is the former chairman, president and chief executive officer of The Mead Corporation.

"Jerry has been instrumental in helping to create MeadWestvaco," said Mr. Luke. "He's been a great leader, as well as a true friend and partner, and we'll all miss working with him.

"We are both tremendously proud of MeadWestvaco's people and all that they've accomplished in our first 11 months. They have exceeded every synergy target that's been set for them while bringing energy and imagination to the task of building a unique enterprise that will create new value and opportunity for shareholders, customers and employees," he said.

Mr. Tatar, 56, began his career with The Mead Corporation in 1973 as an operations research analyst and moved through a variety of management assignments before becoming president and chief operating officer in 1996 and chairman and CEO in 1997. Mr. Luke, 54, began his career with Westvaco in 1979, becoming president and CEO in 1992 and chairman in 1996.

MeadWestvaco Corporation, headquartered in Stamford, Conn., with annual sales of approximately

$8 billion, is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries, serves customers in approximately 100 nations and employs about 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco owns and manages more than 3 million acres of forests. For more information about MeadWestvaco, visit the company's website at www.meadwestvaco.com

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials pricing, energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation; currency movements and other risk factors discussed in the company's Form 10-K for the transition period ended December 31, 2001 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.

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